UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2008

EQUITY RESIDENTIAL

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 400

Chicago, Illinois 60606

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (312) 474-1300

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

(a) On and effective September 10, 2008, the Board of Trustees of Equity Residential, a Maryland real estate investment trust (the “Company”) amended and restated the Company’s Fifth Amended and Restated Bylaws. The following is a summary of changes effected by adoption of the Sixth Amended and Restated Bylaws, which is qualified in its entirety by reference to the Sixth Amended and Restated Bylaws filed as Exhibit 3.1 hereto.

GENERAL

In the amended Bylaws, the Board of Trustees adopted amendments to expand the information required to be provided by any shareholder, or persons acting in concert with such shareholder, who proposes business or a nominee at an annual meeting of shareholders, including disclosure of information related to hedging activities and investment strategies with respect to the Company’s shares. In addition, the amended Bylaws also include certain changes to (1) reflect updates to Maryland REIT and General Corporation Law, (2) take account of changes to the New York Stock Exchange listing standards, (3) clarify Company procedures and (4) clarify language and make various technical corrections and non-substantive changes, as described below.

The Amended and Restated Bylaws are referred to herein as the amended Bylaws. The Bylaws as previously in effect are referred to herein as the former Bylaws.

ARTICLE II – MEETINGS OF SHAREHOLDERS

Section 3. Special Meetings. The amended Bylaws require certain limited information with respect to proposed nominees for election as a trustee at shareholder-requested special meetings.

Section 4. Notice. The amended Bylaws provide that notice of shareholder meetings may be given by electronic transmission. The amended Bylaws also provide (a) for “householding” of notices, as permitted by Maryland law and the federal proxy rules, (b) that a minor irregularity in providing notice of a shareholders meeting will not affect the validity of the meeting, and (c) procedures for the Company to postpone or cancel a meeting.

Section 11. Inspectors. The amended Bylaws clarify the appointment, powers and duties of inspectors of election in order to enhance the fairness and integrity of shareholder meetings.

Section 13. Nominations and Proposals by Shareholders. The amended Bylaws (a) clarify that the advance notice period for nominations and business proposals at annual meetings is 120 to 150 days before the anniversary of the date of the prior year’s proxy statement, rather than the anniversary of the mailing of the notice, (b) expand the information that must be provided by a shareholder proposing business or a nominee or persons acting in concert with such shareholder, including information related to hedging activities and investment strategies, (c) re-format the informational requirements to provide clarity, and (d) permit the Company to request written verification and updates of any information provided.

Section 15. Written Consent by Shareholders. The amended Bylaws provide an option to permit less than unanimous consent for matters submitted by the Board of Trustees to the shareholders.

ARTICLE III – TRUSTEES

Section 11. Vacancies. The amended Bylaws now conform to the Maryland General Corporation Law.

Section 12. Compensation. The amended Bylaws delete the provision that allowed the Company to provide financial assistance to Trustees.

Sections 13 and 14 of the former Bylaws. Loss of Deposits; Surety Bonds. The amended Bylaws delete, as unnecessary and outdated, these former sections relating to Loss of Deposits and Surety Bonds.

Section 13. Reliance. The amended Bylaws more closely conform to the reliance language of the Maryland General Corporation Law.

Section 16. Ratification. The amended Bylaws provide that the Board of Trustees or the shareholders may ratify any prior action or inaction by the Company or its officers they could have originally authorized.

Section 18. Emergency Provisions. The amended Bylaws provide for procedures to call a meeting of the Board of Trustees in the event of a catastrophe or similar emergency.

ARTICLE V – OFFICERS

Sections 11 and 12. Treasurer; Assistant Secretaries and Assistant Treasurers. The amended Bylaws delete outdated provisions requiring that the Treasurer and Assistant Treasurers post bonds.

ARTICLE VII – SHARES

Sections 1 through 4. Certificates; Transfers; Replacement Certificates; Fixing of Record Date. In order to comply with the New York Stock Exchange’s Direct Registration System eligibility requirements, the amended Bylaws expressly provide that the Board of Trustees may elect for the Company to issue shares without certificates and that a shareholder is not entitled to demand a certificate. The amended Bylaws also delete outdated references to closing of the Company’s transfer books.

ARTICLE XII – INDEMNIFICATION AND ADVANCE OF EXPENSES

Consistent with Maryland law, the amended Bylaws remove a requirement of a preliminary determination of entitlement to indemnification prior to advancement of expenses and to clarify which individuals are covered by the provisions.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBITS
3.1	Sixth Amended and Restated Bylaws of Equity Residential, as adopted on September 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2008	EQUITY RESIDENTIAL

	By:	/s/ Yasmina Duwe
Yasmina Duwe
First Vice President, Associate General Counsel and Secretary

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